                                                                  EXHIBIT 10.7


                            LEASE AGREEMENT

     This Lease made as of this 15th day of April, 1998, by and between Central Investment Co., Ltd., a limited partnership organized and existing under the laws of the State of Nebraska (hereinafter referred to as the "Lessor"), and Austins 72nd, Inc., a corporation organized and existing under the laws of the State of Nebraska (hereinafter referred to as the "Tenant").


                         TERMS AND CONDITIONS

     Section 1. LEASED PREMISES AND EXHIBITS. Lessor, in consideration of the rent to be paid and the covenants to be performed by Tenant, does hereby demise and lease unto Tenant, and Tenant hereby rents from Lessor, the following described real property and all buildings and improvements thereto located at 1414 South 72nd Street, Omaha, Nebraska (herein the "Leased Premises") legally described on Exhibit "A" to this Lease Agreement. The Leased Premises is improved with a building. The Building includes the fixtures described on Exhibit "B" to this Lease (herein together with any replacements and substitutions, the "Leased Fixtures"). The Leased Premises shall be benefitted by and the Tenant shall be entitled to all tenements, easements, appurtenances, hereditaments, rights and privileges associated with the Leased Premises.

     Section 2. COVENANTS OF TITLE. Landlord covenants and warrants (i) that it is the legal owner of the Leased Premises, (ii) that it is a duly organized and existing limited partnership under the laws of the State of Nebraska, and (iii) that it has lawful authority to enter into this Lease.

     Section 3. COMMENCEMENT AND ENDING DAY OF TERM. The term of this Lease shall commence on the 1st day of May, 1998, and the term of this Lease shall be for a period of one (1) year.

     Section 4. RENT. Tenant hereby agrees and covenants with Landlord to pay as rent for the Leased Premises, the sum of Five Thousand Dollars ($5,000.00) per month. The first rent payment is due at the commencement of the Lease term, as specified in Section 3. Thereafter, rent payments shall be due on the first day of each calendar month. Rent for any partial month of occupancy during the term hereof shall be prorated for such fraction of the month. At the beginning of each lease year of the extension terms, the monthly rent shall be adjusted to the greater of: (i) the monthly rent during the previous years, or (ii) $5,000.00 plus the cost of living adjustment. The "cost of living adjustment" shall equal $5,000.00 plus the product of $5,000.00 multiplied times the fraction: (a) the numerator of which is one half of the difference between the Consumer Price Index - All Urban Consumers (CPI-U) on the immediately preceding August 31, minus the CPI-U for August 31, 1992; and (b) the denominator of which is the CPI-U as of August 31, 1992. In the event the U.S. Department of Labor shall cease to compute the CPI-U, the adjustment shall be computed on the basis of a reasonably comparable index selected by Landlord.

     Section 5. RENEWAL TERM. Tenant shall have the right to extend the original term of this Lease for two (2) successive periods of one (1) year, such extensions to be for and upon the terms, covenants, and conditions of this Lease. Each individual extension may be exercised by written notice to Landlord at least ninety (90) days prior to the expiration of the original term or the preceding extension term.

     Section 6. DELIVERY OF POSSESSION. Landlord covenants that actual possession of the Leased Premises shall be delivered on the commencement day.

     Section 7. USE OF LEASED PREMISES. Tenant shall use the Leased Premises solely and exclusively as a restaurant and for related and incidental uses (including on-sale of alcoholic beverages). Tenant shall not permit any use or occupation contrary to this restriction. Tenant shall comply with all present and future applicable laws, ordinances, and regulations of duly constituted public authorities now or hereafter in any manner affecting the Leased Premises or the operation of the business conducted upon the Leased Premises. Tenant shall not permit any unlawful occupation, business or trade to be conducted on the Leased Premises or any use to be made thereof contrary to any law, ordinance or regulation. Tenant shall be entitled to whatever opportunity is reasonable under all circumstances to contest the validity of any such laws, ordinances or regulations adversely affecting its use of the Leased Premises and while doing so shall not be deemed to be in default hereunder.

     Section 8. INSTALLATION BY TENANT. Tenant may, with the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed, at any time during the term of this Lease make or cause to be made any alterations, additions, or improvements to the Leased Premises. Landlord shall execute and deliver upon request of Tenant such instrument or instruments embodying the approval of Landlord which may be required by any public or quasi-public authority for the purpose of obtaining any license or permit for the making of such alterations, changes, and/or installations in, to, or upon the Leased Premises as the case may be. Tenant shall pay for any such license or permit.

     Section 9. REMOVAL BY TENANT. All alterations, decorations, additions, and improvements made by Tenant shall be deemed to have attached to the Leased Premises and to have become the property of Landlord upon such attachment, and upon expiration of this Lease, the Tenant shall not remove any such alterations, decorations, additions, and improvements. Notwithstanding the foregoing, Tenant may remove any business and trade fixtures upon expiration of this Lease, or any renewal term hereof, other than the Leased Fixtures and any replacement or substitution for the Leased Fixtures. Any damage incurred by such removal shall be repaired by Tenant.

     Section 10. TENANT'S OBLIGATIONS FOR MAINTENANCE. Tenant shall keep and maintain in good order, condition, and repair (including replacement if necessary) the Leased Premises and every part thereof and any and all appurtenances thereto wherever located including, but without limitation, doors, door frames, door checks, windows, plate glass, plumbing and sewage facilities within or servicing the Leased Premises, fixtures heating and air conditioning and electrical systems located within the Leased Premises, sprinkler systems, walls (interior and exterior), floors and ceilings, walks, drives, parking areas, green areas, lighting and all other structural and non-structural improvements to the Leased Premises, whether interior or exterior, ordinary or extraordinary, foreseen or unforeseen. If Tenant refuses or neglects to commence and to complete repairs or replacements promptly and adequately, Landlord may, but shall not be required to, make and complete such repairs and replacements and the Tenant shall, upon demand, pay the reasonable cost thereof together with interest thereon at fourteen percent (14.00%) per annum to Landlord. Tenant shall keep and maintain the Leased Premises a clean, sanitary and safe condition in accordance with the laws of the State of Nebraska, at the sole cost and expense of the Tenant. At the time of the expiration of the tenancy created herein, Tenant shall surrender the Leased Premises (including the Fixtures and any replacements or substitutions for the Fixtures) in good condition, reasonable wear and tear excepted.

     Section 11.  INSURANCE

     A. LIABILITY INSURANCE. Tenant shall, during the entire term hereof, keep in full force and effect a policy of public liability and property damage insurance with respect to the Leased Premises, and the business operated by Tenant, in which the limits of public liability and property damage liability shall be not less than $2,000,000.00 single limit. The policy shall name Landlord and Tenant as insured, and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord ten (10) days prior written notice. Such insurance may be furnished under any blanket policy carried by the Tenant or under a separate policy therefor. The insurance shall be with an insurance company approved by Landlord and a copy of the paid-up policy evidencing such insurance or a certificate or insurer certifying the issuance of such policy shall be delivered to Landlord upon written request of Landlord.

     B. PROPERTY INSURANCE. Tenant agrees, during the term hereof, to carry insurance against fire, vandalism, malicious mischief and such other perils as are from time to time included in and "All Risks" coverage endorsement insuring the Building all improvements to the Leased Premises in an amount equal to one hundred percent (100%) of the full replacement cost. The policy shall name Landlord and Tenant as insured and shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord ten (10) days prior written notice. Such insurance may be furnished by Tenant under any blanket policy carried by it or under a separate policy therefor. The proceeds of such insurance shall be paid to Landlord and tenant and shall be used for repair and restoration of the Leased Premises.

     C. COVENANT TO HOLD HARMLESS. Tenant covenants to indemnify Landlord, and save it harmless from and against any and all claims, damages, liability and expense, including attorneys' fees, in connection with loss of life, personal injury and/or damage to Leased Premises arising from or out of any occurrence in, upon or at the Leased Premises or any part thereof, or arising from or out of Tenant's failure to comply with this insurance section, or occasioned wholly or in party by any act or omission of Tenant, its agents, contractors, employees, servants, customers or licensees (except for loss or damage resulting from the negligence of Landlord, its agents or employees). In case Landlord shall, without fault on its part, be made a party to any litigation commenced by or against Tenant, the Tenant shall protect and hold it harmless and shall pay all costs, expenses reasonable attorneys' fees, incurred or paid by Landlord in connection with such litigation.

     D. WAIVER OF SUBROGATION. Tenant hereby releases and discharges Landlord, its agents and employees of and from all liability to the Tenant and to anyone claiming by, through or under the Tenant by subrogation or otherwise on account of any loss or damage caused by or arising out of any fire or other insured casualty, however caused.

     Section 12. UTILITY CHARGES. Tenant shall be solely responsible for and promptly pay all charges for water, gas, heat, electricity, sewer and any other utility used upon or furnished to the Leased Premises.

     Section 13.  REAL ESTATE TAXES AND SPECIAL ASSESSMENTS.

     A. SPECIAL ASSESSMENTS. Tenant shall be responsible and pay for, as the same become due and payable, any and all special assessments of any nature whatsoever which are assessed and levied against the Leased Premises during the term of this Lease. Tenant shall provide Landlord with evidence of the prompt payment of such special assessments.

     B. REAL ESTATE TAXES. Tenant shall be responsible for and pay for all real estate taxes assessed and levied prior to delinquency against the Leased Premises during the term hereof. Tenant shall provide Landlord with evidence of the prompt payment of such real estate taxes. Taxes for the initial and final year of the Lease term shall be prorated.

     Section 14.  OFF-SET, ATTORNMENT AND SUBORDINATION.

     A. OFF-SET STATEMENT. Tenant agrees within ten (10) days after request therefor by Landlord to execute in recordable form and deliver to Landlord a statement, in writing, certifying (a) that this Lease is in full force and effect, (b) the date of commencement of the term of this Lease, (c) that rent is paid currently without any off-set or defense thereto, (d) the amount of rent, if any, paid in advance, (e) whether the Lease has been modified and, if so, identifying the modifications, and (f) that there be no uncured defaults by Landlord or stating those claimed by Tenant, provided that, in fact, such facts are accurate an ascertainable. In the event any of the foregoing portions of the Statement not be true at the time of the request for such Statement, then Tenant shall reflect the true state of facts in such statement.

     B. ATTORNMENT. In the event any proceedings are brought for the foreclosure of, or in the event of the conveyance by deed in lieu of foreclosure of, or in the event of exercise of the power of sale under, any mortgage or deed of trust made by Landlord covering the Leased

Premises, Tenant hereby covenants and agrees to execute an instrument in writing reasonably satisfactory to the new owner and Tenant whereby Tenant attorns to such successor in interest and recognizes such successor as the Landlord under this Lease.

     C. SUBORDINATION. Tenant agrees that this Lease shall, at the request of the Landlord, be subordinate to any mortgages or deeds of trust that have been or may hereafter be placed upon the Leased Premises and to any and all advances to be made thereunder, and to the interest thereon, and all renewals, replacements and extensions thereof, provided the mortgagee or trustee named in such mortgages or trust deeds shall agree to recognize the Lease of Tenant in the event of foreclosure if Tenant is not in default. Tenant also agrees that any mortgagee or trustee may elect to have this Lease a prior lien to its mortgage or deed of trust, and in the event of such election and upon notification by such mortgagee or trustee to Tenant to that effect, this Lease shall be deemed a prior lien to such mortgage or deed of trust whether this Lease dated prior to or subsequent to the date of such mortgage or deed of trust. Tenant agrees, that upon the request of Landlord, any mortgagee or any trustee, it shall execute such instruments as may be reasonably required to carry out the intent of this subsection.

     Section 15. TRANSFER OF LEASE. Tenant may not assign or transfer this Lease or any estate or interest therein nor may the Tenant sublet any part or all of the Leased Premises without the prior written consent of Landlord which consent shall not be unreasonably withheld or delayed. Consent by the Landlord to the assignment of this Lease or to one subletting or to any other occupancy of the Leased Premises shall not operate to exhaust the Landlord's right to consent. In the event Tenant, with or without previous consent of Lessor, does in any manner assign, sublet or transfer this Lease or any intent therein, whether or not Landlord accepts performance from the assignee or transferee, Tenant shall not be released from its obligations under this Lease. The transfer of a majority of the shares of Tenant to any third party shall be considered a transfer of the Lease for purposes of this Section.

     Section 16. RECONSTRUCTION OF DAMAGED PREMISES. In the event that the Building or any other improvements to the Leased Premises shall be partially or totally destroyed by fire or other casualty, then the damage to the Leased Premises shall be promptly repaired and restored by the Tenant, at its sole cost, to the condition which existed prior to such damage to the extent reasonably practicable. Any and all insurance proceeds paid to Landlord and Tenant shall be earmarked for such repair and restoration. Rent and other charges payable by Tenant hereunder shall not be abated because of such damage or destruction.

     Section 17. CONDEMNATION.

     A. TOTAL CONDEMNATION OF LEASED PREMISES. If the entire Leased Premises shall be taken by any public authority under the power of eminent domain or deed in lieu of eminent domain, then the term of this Lease shall cease as of the day possession shall be taken by such public authority and rent and other charges payable hereunder shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance for the period subsequent to the date of the taking. "Date of Taking" as that term is used in this Section shall mean the date on which the Tenant is deprived of possession of the Leased Premises.

     B. PARTIAL CONDEMNATION. If, after the execution of this Lease and prior to its termination, less than the whole of the Leased Premises shall be taken under eminent domain or deed in lieu of eminent domain and such taking shall include any part of the Building or shall materially effect the ability of the Tenant to continue to operate a restaurant from the Leased Premises, then unless the Landlord and Tenant agree otherwise, the term of this Lease shall expire on the Date of Taking. Otherwise, Tenant shall continue in the possession of the Leased Premises, all of the terms herein provided shall continue in effect.

     C. LANDLORD'S AND TENANT'S DAMAGES. All damages awarded for such taking under the power of eminent domain, whether for the whole or a part of the Leased Premises, shall belong to and be the property of Landlord whether such damages shall be awarded as compensation for diminution in value to the leasehold or to the fee of the Leased Premises, provided, however, that Landlord shall not be entitled to any award properly in respect to the Tenant's leasehold interest, or the cost of removal or relocation of Tenant's property.

     Section 18. DEFAULT.

     A. In the event of any failure of Tenant to pay any fixed monthly rent due hereunder within ten (10) days after written notice of such failure, or any failure to perform any other of the terms, conditions or covenants of this Lease to be observed or performed by Tenant for more than thirty (30) days after written notice of such default shall have been mailed to Tenant, or if Tenant abandons the Leased Premises, or permit this Lease to be taken under any writ of execution, then the Landlord, in addition to other rights or remedies it may have, shall have the right by three (3) days notice to declare this Lease terminated and the term ended. Upon expiration of such three (3) day period, the term of the Lease shall expire, cease and terminate with the same force and effect as though the date set forth in such notice were the date originally set forth herein and fixed for the expiration of the term and Tenant shall vacate and surrender the Leased Premises but shall remain liable as hereafter provided. Landlord shall have the right to bring a special proceeding to recover possession from the Tenant holding over and/or Landlord may, in any of such events, without notice, re-enter the Leased Premises either by force or otherwise, and dispossess by summary proceedings or otherwise, Tenant and the legal representative of Tenant or other occupant of the Leased Premises and remove their effects and hold the Leased Premises as if this Lease had not been made. Tenant hereby waives the service of notice of intention to re-enter or to institute legal proceedings to that end. In the event of re-entry by Landlord, Landlord may remove all persons and property from the Leased Premises and such property may be removed and stored in a public warehouse or elsewhere at the cost of, and for the account of Tenant, without notice or resort to legal process and without being deemed guilty of trespass, or becoming liable for any loss or damage which may be occasioned thereby.

                                 Page 6 of 12


                                      57
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     B. Should Landlord elect to re-enter, as herein provided, or should it take possession pursuant to legal proceedings or pursuant to any notice provided for by law, it may either terminate this Lease or it may from time to time, without terminating this Lease, make such alterations, improvements and repairs as may be necessary in order relet the Leased Premises, and relet the Leased Premises or any part thereof for such term or terms (which may be for a term extending beyond the term of this Lease) and at such rental or rentals and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Upon each such reletting all rentals and other sums received by Landlord from such reletting shall be applied, first, to the payment of any indebtedness other than rent due hereunder from Tenant to Landlord; second, to the payment of any costs and expenses of such reletting, including reasonable brokerage fees and attorneys' fees and of costs of repair and cleaning of the Premises; third, to the payment of the portion of the cost of alterations and improvements of the Leased Premises which are allocable to the remaining term of this Lease; fourth, to the payment of rent and other charges due and unpaid hereunder; and the residue, if any, shall be held by Landlord and applied in payment of future rent as the same may become due and payable hereunder. If such rentals and other sums received from such reletting during any month be less than that to be paid during that month by Tenant hereunder, Tenant shall pay such deficiency to Landlord; if such rentals and sums shall be more, Tenant shall have no right to the excess.
Such deficiency shall be calculated and paid monthly. No such re-entry or taking possession of the Leased Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written termination thereof be decreed by a Court of competent jurisdiction. Notwithstanding any such reletting without termination, Landlord may at any time hereafter elect to terminate this Lease for such previous breach. Should Landlord at any time terminate this Lease for any breach and relet the Premises, in addition to any other remedies it may have, it may recover from Tenant all damages it may incur by reason of such breach, including the cost of recovering the Leased Premises, reasonable attorneys' fees, and the worth at the time of such reletting of the excess, if any, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Leased Premises for the remainder of the stated term, all of which amounts shall be immediately due and payable from Tenant to Landlord. In determining the rent which would be payable by Tenant hereunder, subsequent to default, the annual rent for each year of the unexpired term shall be equal to the average annual base rent paid by Tenant from the commencement of the Lease term to the time of default.

     C. In the event the estate created in Tenant hereby shall be taken in execution or by other process of law, or if Tenant or its assigns, if any, shall be adjudicated insolvent or bankrupt pursuant to the provisions of any state or federal insolvency or bankruptcy act, or if a receiver or trustee of the property of Tenant shall be appointed by reason of the insolvency or inability of Tenant to pay its debts, or if any assignment shall be made of the property of Tenant for the benefit of creditors, then and in any such events, Landlord may at its option terminate this Lease and all rights of Tenant hereunder, by giving to Tenant notice in writing of the election of

                                 Page 7 of 12


                                      58
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Landlord to so terminate, in which event this Lease shall cease and terminate with the same force and effect as though the date set forth in such notice were the date originally set forth herein and fixed for the expiration of the term and Tenant shall vacate and surrender the Leased Premises but shall remain liable as herein provided.

     Section 19. RIGHT OF ENTRY. Landlord or Landlord's agents shall have the right to enter and inspect the Leased Premises at all reasonable times.

     Section 20. TAXES ON TENANT'S PROPERTY. Tenant shall be responsible for and shall pay before delinquency all local, municipal, county, state and federal taxes assessed during the term of this Lease against any leasehold interest or personal property of any kind, owned by or placed in, upon or about the Leased Premises by the Tenant.

     Section 21. QUIET ENJOYMENT. Upon payment by the Tenant of the rents herein provided, and upon the observance and performance of all covenants, terms and conditions on Tenant's part to be observed and performed, Tenant shall peaceably and quietly hold and enjoy the Leased Premises for the term hereby demised without interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under the Landlord, subject, nevertheless, to the terms and conditions of this Lease, and any mortgages to which this Lease is subordinate.

     Section 22. MISCELLANEOUS.

     A. HOLDING OVER. It is understood and agreed that should the Tenant hold over the Leased Premises without first having extended or renewed the original term of this Lease, as the case may be, such holding over shall not be construed as a renewal or extension of this Lease for a longer period than one (1) month.

     B. SUCCESSORS. All rights and liabilities herein given to, or imposed upon, the respective parties hereto shall extend to and bind the several respective heirs, executors, administrators, successors, and assigns of such parties.

     C. WAIVER. One or more breaches or waivers of any covenant by Landlord or of any act by Tenant requiring Landlord's consent shall not be construed as a waiver of a subsequent breach of the same covenant or condition, unless such waiver be in writing signed by Landlord.

     D. ENTIRE AGREEMENT. This Lease contains all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Leased Premises and there are no covenants, promises, agreements, conditions or understandings, either oral or written, between them other than are herein set forth. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced to writing and signed by each party.

    E. NOTICE. Any notice given under this Agreement by Landlord or Tenant may be given personally or by certified mail as follows:

                   Landlord:      Central Investment Co., Ltd.
                                  11818 "L" Street
                                  Omaha, NE 68137

                   Tenant:        Austins 72nd, Inc.
                                  Tish Gade-Jones, Chief Executive Officer
                                  11324 Q Street
                                  Omaha, NE 68137

    or to such other addresses as the Landlord and Tenant may direct from time to time.

    F. LAWS OF THE STATE OF NEBRASKA. This Lease shall be governed by and construed in accordance with the laws of the State of Nebraska. If any provision of this Lease or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of the Lease shall not be affected thereby and each provision of the Lease shall be valid and enforceable to the fullest extent permitted by law.

    G. ENVIRONMENTAL PROTECTION. Tenant warrants and covenants to comply during the term of this Lease to comply with the rules, regulations and policies of federal, state or local environmental protection agency or body and any federal, state or local environmental protection laws, orders, regulations, rules or policies. Upon written request, Tenant shall provide Landlord with evidence of the compliance with such environmental protection laws, rules, regulations, orders or policies.

    H. NET LEASE. It is the intention of the Landlord and Tenant that the base rent provided for in this Lease shall net to the Landlord, and that all costs and expenses of every kind and nature relating to the leased premises or this Lease shall be paid or reimbursed by Tenant. The net rent shall be paid to Landlord without notice, demand, deduction or setoff, and all costs and expenses relating to the leased premises and this Lease shall constitute additional rent due from Tenant to Landlord under the terms of this Lease.

    IN WITNESS WHEREOF, the parties have executed this Agreement as of the year and day first above written.


                                    CENTRAL INVESTMENT CO., LTD.,
                                    a limited partnership



                                    By: /s/ Andrew Clifton Nelsen
                                        ----------------------------
                                        Andrew Clifton Nelsen, General Partner

                                                        AUSTINS 72ND, INC.,
                                                      A Nebraska Corporation
                                                     By: /s/ Paul Schorr, III

                                                        ---------------------
                                                     Its: President
                                                          -------------------


STATE OF NEBRASKA    )
                     ) ss
COUNTY OF DOUGLAS    )


    The foregoing instrument was acknowledged before me this 15 day of April, 1998, by Andrew Clifton Nelsen, General Partner of Central Investment Co., Ltd., a limited partnership, on behalf of the limited partnership.


                                             GENERAL NOTARY-State of Nebraska
                                                         V. KAY LANE
                                                My Comm. Exp. May 16, 2000

                                                        /s/ V. Kay Lane
                                                        ----------------------
                                                             Notary Public


STATE OF NEBRASKA    )
                     ) ss
COUNTY OF LANCASTER  )

    The foregoing instrument was acknowledged before me this 17th day of April, 1998, by Paul Schorr, President of Austins 72nd, Inc., a Nebraska corporation, on behalf of the corporation.


                      GENERAL NOTARY-State of Nebraska  /s/ Karolynn S. Mizell
                               KAROLYNN S. MIZELL       ----------------------
                         My Comm. Exp. July 22, 2000         Notary Public

                                    EXHIBIT A


Legal Description of the South 12 ft. of the West 232.4 (plus or minus) ft. of the East 272.4 (plus or minus) ft. of Tax Lot 2, Together with the North
308.6 ft. of the West 232.4 (plus or minus) ft. of the East 267.4 (plus or minus) ft. of Tax Lot 3, All in the NE 1/4 of the NE 1/4 of Sec. 26 T 15 N, R 12 E of the 6th PM, Douglas County, Nebraska, more particularly described as follows:

Beginning at a point 73 ft. west of the east line of the NE 1/4 of the NE 1/4 of SEC. 26 T 15 N, R 12 E of the 6th PM in Douglas County, Nebraska, and 12 ft. north of the south line of Tax Lot 2 in said Sec. 26; thence west and parallel to the said south line of said TL 2, 232.4 (plus or minus) ft. (232,59' measured); thence south and parallel to the east line of said NE 1/4 of the NE 1/4 of said Sec. 26, 12 ft. to the south line of said Tax Lot 2; thence east along the south line of said TL 2, 232.4 (plus or minus) ft. to a point 73' west of the east line of said NE 1/4 of the NE 1/4 of said Sec. 26; thence north 12 ft. to place of beginning.

Together with part of said Tax Lot 3 described as follows: beginning at a point on the north line of TL 3, 68 ft. west of the east line of said NE 1/4 of the NE 1/4 of said Sec. 26; thence west along the north line of said TL 3,
232.4 (plus or minus) ft; thence south 308.3 ft. to a point 300.05 ft. west of the east line of said NE 1/4 of the NE 1/4 of said Sec. 26; thence east
232.05 ft. to a point 68 ft. west of the east line of said NE 1/4 of the NE 1/4 of said Sec. 26 and 308.6 ft. south of the point of beginning; thence north, 68 ft. west of and parallel to the said east line of said NE 1/4 of the NE 1/4 of said Sec. 26, 308.6 ft. to the point of beginning.










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                                   SCHEDULE B


Bar Counter and Bar Back

All lights, electrical fixtures and related

All plumbing fixtures

All walk-in coolers and freezers

All heating and cooling fixtures

All permanently attached fixtures and equipment
















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